Exhibit 5.1

Rachel B. Proffitt
+1 415 693 2031
rproffitt@cooley.com

July 27, 2023

Xos, Inc.
3550 Tyburn Street
Los Angeles, CA 90065

Ladies and Gentlemen:

You have requested our opinion with respect to certain matters in connection with the issuance and sale by Xos, Inc., a Delaware corporation (the “Company”), of up to 100,000,000 shares (the “Shares”) of the Company’s common stock, par value $0.0001 per share (“Common Stock”), pursuant to a Registration Statement on Form S-1 (the “Registration Statement”) filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), and the related prospectus included in the Registration Statement (the “Prospectus”). The Shares are to be sold by the Company pursuant to that certain Standby Equity Purchase Agreement, dated as of March 23, 2022, as amended on June 22, 2023 (the “Purchase Agreement”), by and between the Company and YA II PN, Ltd. (the “Purchaser”).

In connection with this opinion, we have examined and relied upon (a) the Registration Statement and the Prospectus, (b) the Purchase Agreement, (c) the Company’s certificate of incorporation and bylaws, each as currently in effect, and (d) such other records, documents, certificates, opinions, memoranda and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below. We have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as copies; the accuracy, completeness and authenticity of certificates of public officials and the due authorization, execution and delivery of all documents by all persons other than the Company where authorization, execution and delivery are prerequisites to the effectiveness thereof. As to certain factual matters, we have relied upon a certificate of an officer of the Company and have not independently verified such matters.

We have assumed (i) each sale of the Shares will be duly authorized by the Board of Directors of the Company, a duly authorized committee thereof or a person or body pursuant to an authorization granted in accordance with Section 152 of the General Corporation Law of the State of Delaware (the “DGCL”), and (ii) that the price at which the Purchase Shares are sold will equal or exceed the par value of the Shares. We express no opinion to the extent that future issuances of securities of the Company, anti-dilution adjustments to outstanding securities of the Company and/or other matters cause the number of shares issuable under the Purchase Agreement to exceed the number of shares of Common Stock available for issuance by the Company.

Our opinion herein is expressed solely with respect to the DGCL. Our opinion is based on these laws as in effect on the date hereof. We express no opinion to the extent that any other laws are applicable to the subject matter hereof and express no opinion and provide no assurance as to compliance with any federal or state securities law, rule or regulation.

On the basis of the foregoing and in reliance thereon, and subject to the qualifications set forth herein, we are of the opinion that the Shares, when sold and issued by the Company to the Purchaser in accordance with the Registration Statement, the Prospectus and the Purchase Agreement, will be validly issued, fully paid and nonassessable.

Cooley LLP 3 Embarcadero Center 20th Floor San Francisco, CA 94111-4004
t: +1 415 693 2000 f: +1 415 693 2222 cooley.com

Xos, Inc.

July 27, 2023

Page Two

We consent to the reference to our firm under the caption “Legal Matters” in the Prospectus and to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

Very truly yours,

Cooley LLP

By:	/s/ Rachel B. Proffitt
Rachel B. Proffitt

Cooley LLP 3 Embarcadero Center 20th Floor San Francisco, CA 94111-4004
t: +1 415 693 2000 f: +1 415 693 2222 cooley.com